UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

Navitas Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Challenger Street, Torrance, California	90503-1640
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13© (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K, as originally filed with the Securities and Exchange Commission on September 21, 2026 (the “Original Filing”), is being made solely to correct an inadvertent error in the date of signing of the Purchase Agreement (as defined below) reported in the Original Filing in the first sentence of the first paragraph of Item 1.01 to “September 18, 2026” (from “September 19, 2026” in the Original Filing). No other changes have been made from the Original Filing.

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2026, Navitas Semiconductor Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Magnachip Semiconductor Corporation (“Magnachip”), pursuant to which Magnachip agreed to issue and sell to the Company 1,461,988 shares of Magnachip’s common stock, par value $0.01 per share (the “MX Common Stock”), at a purchase price of $3.42 per share, for an aggregate purchase price of $5,000,000.

The closing of the transactions contemplated by the Purchase Agreement is expected to occur on or about September 24, 2026, subject to the satisfaction or waiver of customary closing conditions. The Purchase Agreement contains customary representations, warranties and covenants, which were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the Company and Magnachip.

The Purchase Agreement also provides that Magnachip will file with the Securities and Exchange Commission (the “SEC”), no later than 30 days after the closing, a registration statement on Form S-3 covering the resale of the shares of MX Common Stock issued in the transaction. Magnachip agreed to use commercially reasonable efforts to cause the registration statement to become effective within 60 days following the closing or 90 days following closing if the SEC reviews the registration statement, or, if earlier, by the fifth (5th) business day after the SEC notifies Magnachip that the registration statement will not be reviewed or is no longer subject to further review and comments.

Subject to the resale registration rights described in the previous paragraph, the shares of MX Common Stock issuable pursuant to the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement, dated September 18, 2026, by and between Magnachip Semiconductor Corporation and Navitas Semiconductor Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION
Dated: September 21, 2026
	By:	/s/ Chris Allexandre
Chris Allexandre
President and Chief Executive Officer